Results of Meeting of Shareholders

AXP EUROPEAN EQUITY FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson           93,735,927.314                 4,282,040.133
Philip J. Carroll, Jr.    94,058,588.612                 3,959,378.835
Livio D. DeSimone         93,996,939.527                 4,021,027.920
Barbara H. Fraser         94,017,373.282                 4,000,594.165
Ira D. Hall               94,046,389.675                 3,971,577.772
Heinz F. Hutter           93,962,869.314                 4,055,098.133
Anne P. Jones             93,933,048.912                 4,084,918.535
Stephen R. Lewis, Jr.     94,151,113.238                 3,866,854.209
Alan G. Quasha            94,110,115.697                 3,907,851.750
Stephen W. Roszell        94,043,045.455                 3,974,921.992
Alan K. Simpson           93,739,271.933                 4,278,695.514
Alison Taunton-Rigby      94,117,245.789                 3,900,721.658
William F. Truscott       94,059,081.588                 3,958,885.859
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Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

Shares Voted "For"     Shares Voted "Against"   Abstentions    Broker Non-Votes
  80,427,373.308           8,717,777.809       3,098,873.330     5,773,943.000

2(b). To change the name of the Corporation.

Shares Voted "For"     Shares Voted "Against"   Abstentions    Broker Non-Votes
  88,223,881.560           6,157,751.613       3,636,334.274         0.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

Shares Voted "For"     Shares Voted "Against"   Abstentions    Broker Non-Votes
  30,573,096.138           2,693,547.282        970,951.375      4,415,098.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

Shares Voted "For"     Shares Voted "Against"   Abstentions    Broker Non-Votes
  30,162,324.273           2,613,574.501       1,461,696.021     4,415,098.000

* Denotes Registrant-wide proposals and voting results.

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Results of Meeting of Shareholders

AXP INTERNATIONAL FUND
REGULAR MEETING OF SHAREHOLDERS HELD ON NOVEMBER 13, 2002
(UNAUDITED)

A brief description of each proposal voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal is set forth below.

Proposal 1
To elect the thirteen nominees specified below as Board members*.

                        Shares Voted "For"  Shares Withholding Authority to Vote
Arne H. Carlson           93,735,927.314                4,282,040.133
Philip J. Carroll, Jr.    94,058,588.612                3,959,378.835
Livio D. DeSimone         93,996,939.527                4,021,027.920
Barbara H. Fraser         94,017,373.282                4,000,594.165
Ira D. Hall               94,046,389.675                3,971,577.772
Heinz F. Hutter           93,962,869.314                4,055,098.133
Anne P. Jones             93,933,048.912                4,084,918.535
Stephen R. Lewis, Jr.     94,151,113.238                3,866,854.209
Alan G. Quasha            94,110,115.697                3,907,851.750
Stephen W. Roszell        94,043,045.455                3,974,921.992
Alan K. Simpson           93,739,271.933                4,278,695.514
Alison Taunton-Rigby      94,117,245.789                3,900,721.658
William F. Truscott       94,059,081.588                3,958,885.859

Proposal 2
To Amend the Articles of Incorporation/Declaration of Trust*:

2(a). To allow one vote/dollar instead of one vote/share.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   80,427,373.308          8,717,777.809       3,098,873.330     5,773,943.000

2(b). To change the name of the Corporation.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   88,223,881.560          6,157,751.613       3,636,334.274         0.000

Proposal 3
To approve a policy authorizing American Express Financial Corporation, subject to Board approval, to retain and replace subadvisers, or to modify subadvisory agreements, without shareholder approval.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   50,563,319.624          5,451,998.371       1,991,111.657     1,358,845.000

Proposal 4
To approve changes to the Investment Management Services Agreement:

4(b). To modify the performance incentive adjustment calculation.

 Shares Voted "For"   Shares Voted "Against"    Abstentions    Broker Non-Votes
   50,032,487.164          5,365,130.762       2,608,811.726     1,358,845.000

* Denotes Registrant-wide proposals and voting results.